SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 15, 2002

La Jolla Pharmaceutical Company
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24274	33-0361285

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive, San Diego, California	92121

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 452-6600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 99.1

Item 5. Other Events

         On January 15, 2002, La Jolla Pharmaceutical Company (the “Company”) announced that it has entered into definitive purchase agreements for the sale of 7,000,000 restricted shares of newly issued common stock to institutional and other accredited investors (the “Purchasers”), for gross proceeds of approximately $51.6 million. The transactions are expected to close on January 18, 2002. The Company has agreed to register the shares of common stock for resale.

         A form of stock purchase agreement and form of registration rights agreement between the Company and Purchasers are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively. The press release announcing the execution of the purchase agreements is attached hereto as Exhibit 99.1.

Item 7. Exhibits

         Pursuant to General Instruction F of Form 8-K, the following documents are incorporated by reference herein and attached as exhibits hereto:

Exhibit	Description

4.1	Form of Stock Purchase Agreement between the Company and Purchasers.

4.2	Form of Registration Rights Agreement between the Company and Purchasers.

99.1	Press Release of the Company, dated as of January 15, 2002.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

Date: January 16, 2002	By:	/s/ Steven B. Engle

Steven B. Engle Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

4.1	Form of Stock Purchase Agreement between the Company and Purchasers.

4.2	Form of Registration Rights Agreement between the Company and Purchasers.

99.1	Press Release of the Company, dated as of January 15, 2002.